Exhibit 99.1

Sio Gene Therapies to sell Arvelle Stake as part of Angelini Pharma’s Acquisition of Arvelle Therapeutics
–Company to receive up to $20 million in upfront and milestone payments from non-dilutive transaction
–Transaction extends cash runway into 2022

NEW YORK, N.Y. and RESEARCH TRIANGLE PARK, N.C., January 4, 2021 (GLOBE NEWSWIRE) – Sio Gene Therapies Inc. (NASDAQ: SIOX), a clinical-stage company focused on developing gene therapies to radically improve the lives of patients with neurodegenerative diseases, announced today that it has agreed to sell its stake in Arvelle Therapeutics to Angelini Pharma, as part of that company’s cash acquisition of 100% of the stock of Arvelle Therapeutics for up to $960 million. The transaction is expected to close during the first calendar quarter of 2021, subject to the satisfaction of customary closing conditions.
Sio expects to receive an upfront payment of $11.8 million with an additional $8.2 million in regulatory and sales milestone payments, totaling up to approximately $20 million through the share sale. These proceeds represent a substantial gain on Sio’s initial investment in Arvelle but are not expected to result in any income tax liabilities.
“We congratulate Arvelle, Angelini, and all of the investors in these companies. We are proud of our role in the formation of Arvelle and are excited to receive a significant infusion of non-dilutive capital through this transaction. This infusion along with our cash on hand at December 31, 2020 will support our three clinical-stage development programs into calendar year 2022, allowing us to continue to generate data across all of the programs,” said David Nassif, Chief Financial Officer of Sio Gene Therapies.

About Sio Gene Therapies

Sio Gene Therapies combines cutting-edge science with bold imagination to develop genetic medicines that aim to radically improve the lives of patients. Our current pipeline of clinical-stage candidates includes the first potentially curative AAV-based gene therapies for GM1 gangliosidosis and Tay-Sachs/Sandhoff diseases, which are rare and uniformly fatal pediatric conditions caused by single gene deficiencies. We are also expanding the reach of gene therapy to highly prevalent conditions such as Parkinson’s disease, which affects millions of patients globally. Led by an experienced team of gene therapy development experts, and supported by collaborations with premier academic, industry and patient advocacy organizations, Sio is focused on accelerating its candidates through clinical trials to liberate patients with debilitating diseases through the transformational power of gene therapies. For more information, visit www.siogtx.com.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “will,” “expect,” and other similar expressions are intended to identify forward-looking statements. For example, all statements Sio makes regarding amounts to be received and income tax liabilities associated with the sale of its stake in Arvelle Therapeutics, as well as the duration of its ability to support its development programs, are forward-looking. All forward-looking statements are based on estimates and assumptions by Sio’s management that, although Sio believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Sio expected. Such risks and uncertainties include, among others, the impact of the Covid-19 pandemic on our operations, the initiation and conduct of preclinical studies and clinical trials; the availability of data from clinical trials; the development of a suspension-based manufacturing process for AXO-Lenti-PD; the scaling up of manufacturing, the expectations for regulatory submissions and approvals; the continued development of our gene therapy product candidates and platforms; Sio’s scientific approach and general development progress; and the availability or commercial potential of Sio’s product candidates. These statements are also subject to a number of material risks and uncertainties that are described in Sio’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 13, 2020, as updated by its subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. Sio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Media

Josephine Belluardo, Ph.D.
LifeSci Communications
(646) 751-4361
jo@lifescicomms.com
info@siogtx.com

Investors and Analysts

David Nassif
Sio Gene Therapies Inc.
Chief Financial Officer and General Counsel
(646) 677-6770
investors@siogtx.com

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